ANNUAL MEETING RESULTS
A joint annual meeting of the funds shareholders was held on December 4, 2006. For American
Strategic Income Portfolio II, American Strategic
Income Portfolio III, and American Select Portfolio, the meeting was adjourned until December 21, 2006, with respect to the third agenda item noted below. Each matter voted upon at that meeting, as well as the number of votes cast for, against or withheld, the number of abstentions, and the number of broker non-votes (if any) with respect to such matters, are set forth below.

(1) The funds shareholders elected the following nine directors:

American Strategic Income Portfolio
			              Shares
			   	    Witholding
			   Shares    Authority
			  Voted For   to Vote
Benjamin R. Field III ... 3,201,571   166,602
Roger A. Gibson ......... 3,204,071   164,102
Victoria J. Herget ...... 3,202,658   165,515
John P. Kayser .......... 3,204,379   163,794
Leonard W. Kedrowski..... 2,096,241 1,271,932
Richard K. Riederer...... 3,204,379   163,794
Joseph D. Strauss........ 3,200,158   168,015
Virginia L. Stringer .... 3,199,850   168,323
James M.Wade ............ 3,202,658   165,515


American Strategic Income Portfolio II
			              Shares
			   	     Witholding
			    Shares   Authority
			   Voted For  to Vote
Benjamin R. Field III ... 11,791,614   166,628
Roger A. Gibson ......... 11,791,319   166,923
Victoria J. Herget ...... 11,796,301   161,941
John P. Kayser .......... 11,787,329   170,913
Leonard W. Kedrowski.....  7,596,243 4,361,999
Richard K. Riederer...... 11,791,717   166,525
Joseph D. Strauss........ 11,787,883   170,359
Virginia L. Stringer .... 11,792,947   165,295
James M.Wade ............ 11,789,979   168,263

American Strategic Income Portfolio III
			               Shares
			   	      Witholding
			    Shares    Authority
			   Voted For   to Vote
Benjamin R. Field III ... 15,744,316   594,296
Roger A. Gibson ......... 15,737,559   601,053
Victoria J. Herget ...... 15,749,331   589,281
John P. Kayser .......... 15,742,389   596,223
Leonard W. Kedrowski..... 11,765,055 4,573,557
Richard K. Riederer...... 15,740,929   597,683
Joseph D. Strauss........ 15,736,544   602,068
Virginia L. Stringer .... 15,743,205   595,407
James M.Wade ............ 15,740,980   597,632

American Select Income Portfolio
			               Shares
			   	      Witholding
			   Shares     Authority
			  Voted For    to Vote
Benjamin R. Field III ... 8,242,850    135,420
Roger A. Gibson ......... 8,234,945    143,325
Victoria J. Herget ...... 8,244,442    133,828
John P. Kayser .......... 8,238,960    139,310
Leonard W. Kedrowski..... 5,879,475  2,498,795
Richard K. Riederer...... 8,238,135    140,135
Joseph D. Strauss........ 8,236,496    141,774
Virginia L. Stringer .... 8,244,752    133,518
James M.Wade ............ 8,238,135    140,135

(2) The funds shareholders ratified the selection by the funds board of directors of Ernst & Young
LLP as the independent registered public accounting firm for the funds for the fiscal period ending August 31, 2007. The following votes were cast regarding this matter:


		  Shares
	Shares    Voted   		Broker
       Voted For Against  Abstentions  Non-Votes
ASP    3,349,228  11,765        7,180     0
BSP   11,804,945  57,269       96,028     0
CSP   16,039,534 106,052      193,026     0
SLA    8,244,603  57,165       76,502     0

ASP = American Strategic Income Portfolio
BSP = American Strategic Income Portfolio II
CSP = American Strategic Income Portfolio III
SLA = American Select Portfolio


(3) The funds shareholders approved increasing the amount that a fund may invest in REIT preferred issues of any one issuer or its affiliate from 1% to 2% of a funds total assets.

		  Shares
	Shares    Voted   		Broker
       Voted For Against  Abstentions  Non-Votes
ASP    2,372,282  43,825       20,241    931,825
BSP    8,169,055 178,178      195,355  3,415,654
CSP   10,855,867 316,941      336,039  4,829,765
SLA    5,445,120 107,327      114,676  2,711,147

ASP = American Strategic Income Portfolio
BSP = American Strategic Income Portfolio II
CSP = American Strategic Income Portfolio III
SLA = American Select Portfolio